Exhibit 99.1

Mandiant Reports Financial Results for Fourth Quarter and Full Year 2021

•Revenue from continuing operations increased 21 percent from the fourth quarter of 2020
•Annualized recurring revenue for continuing operations increased 23 percent from the end of the fourth quarter of 2020 to $279 million1
•Deferred revenue increased 44 percent from the end of the fourth quarter of 2020 to $410 million
•Repurchased $200 million of common stock in the fourth quarter under Board-approved stock repurchase program
Reston, Va. – Feb. 8, 2022 – Mandiant, Inc. (NASDAQ: MNDT), the leader in dynamic cyber defense and response, today announced financial results for the fourth quarter and full year ended December 31, 2021.
“We achieved a significant milestone in Q4, divesting the FireEye Products business and positioning Mandiant to deliver accelerating growth and extend our leadership position in expertise and intelligence,” said Kevin Mandia, Mandiant Chief Executive Officer. “We are uniquely positioned to address an enormous market need and can concentrate all of our attention on helping organizations close their cyber security gap.”
“We had record billings and revenue for Threat Intelligence and Consulting in the fourth quarter, and our overall performance highlights the early financial and operational success in the relaunch of our company,” added Mandia.
On October 8, 2021, Mandiant completed the sale of the FireEye Products business to McAfee Enterprise, which is backed by a consortium led by Symphony Technology Group. Accordingly, financial results for the FireEye Products business for the first eight days of the fourth quarter were classified as discontinued operations in the condensed consolidated statements of operations and excluded from continuing operations. Results of discontinued operations include all revenue and expenses directly attributable to the FireEye Products business, and exclude expenses for shared resources and general corporate overhead that remain in continuing operations for Mandiant.
Fourth Quarter 2021 Financial Highlights for Continuing Operations
•Revenue of $133 million, an increase of 21 percent from the fourth quarter of 2020
•Annualized recurring revenue of $279 million, an increase of 23 percent from the end of the fourth quarter of 20201
•Deferred revenue of $410 million, an increase of 44 percent from the end of the fourth quarter of 2020
•GAAP operating margin of negative 83 percent, compared to GAAP operating margin of negative 62 percent in the fourth quarter of 2020
•Non-GAAP operating margin of negative 17 percent, compared to non-GAAP operating margin of negative 22 percent in the fourth quarter of 20202
•GAAP net loss per basic share attributable to common stockholders of 54 cents, compared to GAAP net loss per basic share attributable to common stockholders of 37 cents in the fourth quarter of 2020
•Non-GAAP net loss per basic share attributable to common stockholders of 10 cents, compared to non-GAAP net loss per basic share attributable to common stockholders of 11 cents in the fourth quarter of 20202
Full Year 2021 Financial Highlights for Continuing Operations
•Revenue of $483 million, an increase of 21 percent year-over-year
•GAAP operating margin of negative 73 percent, compared to GAAP operating margin of negative 75 percent in 2020
•Non-GAAP operating margin of negative 23 percent, compared to non-GAAP operating margin of negative 30 percent in 20202
•GAAP net loss per basic share attributable to common stockholders of $1.81, compared to GAAP net loss per basic share attributable to common stockholders of $1.59 in 2020
•Non-GAAP net loss per basic share attributable to common stockholders of 51 cents, compared to non-GAAP net loss per basic share attributable to common stockholders of 57 cents in 20202
1 Annualized recurring revenue is defined as the annualized run-rate of active term licenses, subscriptions, and support contracts at the end of a reporting period.
2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

First Quarter and 2022 Outlook
The company provides the guidance below based on current market conditions and expectations. The company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

	Q1 2022 Outlook	2022 Outlook
Revenue	$128 - $131 million	$555 - $565 million
Annualized recurring revenue	$291 - $297 million	$360 - $366 million
Non-GAAP gross margin	59% - 60%	61.5% - 62.5%
Non-GAAP operating margin	(22)% - (24)%	(13)% - (14)%
Net interest income (expense)	$(2.0) million	($8) – ($9) million
Provision for non-GAAP income taxes	$1 million	$4 million
Weighted average basic shares outstanding	234 million	240 million
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	($0.13) – ($0.15)	($0.36) – ($0.38)
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, transformation and transition expense, other special non-recurring items, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense in the first quarter of 2022 and full year 2022 will have a significant impact on the company’s GAAP operating margin and net loss per share attributable to common stockholders. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the most directly comparable GAAP financial measures for future periods is not available without unreasonable effort.
Share Buyback Update
Mandiant repurchased approximately $200 million of Mandiant common stock during the fourth quarter of 2021 under the Board-approved stock repurchase program announced in June 2021. Through December 31, 2021, the company has repurchased approximately $300 million of Mandiant common stock under the stock repurchase program. There remains authorization of an additional approximately $200 million of Mandiant common stock under the $500 million stock repurchase program.
First Quarter 2022 Conference Participation and Investor Events
In addition, Mandiant today announced conference participation and investor events for the first quarter of 2022:

Date	Presentation Time (PDT)	Conference/Event
March 10, 2022	TBD	Virtual Analyst Day for Investors and Financial Analysts
March 15, 2022	TBD	William Blair Virtual Tech Innovators Conference
The above presentations will be webcast. Links to live and archived audio webcasts for these events will be available on the Investor Relations section of the company’s website at https://investors.mandiant.com.

Conference Call Information
Mandiant will host a conference call today, February 8, 2022 at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and full year 2021 financial results and the company’s outlook for the first quarter and full year 2022. Interested parties may access the conference call by dialing 844-200-6205 (toll free) or 646-904-5544 (toll) and entering passcode 708954. A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.mandiant.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the first quarter and full year 2022, including revenue, annualized recurring revenue, non-GAAP gross margin, non-GAAP operating margin, net interest expense, provision for non-GAAP income taxes, weighted average basic shares outstanding, and non-GAAP net loss per share attributable to common stockholders in the section entitled “First Quarter and 2022 Outlook” above, as well as statements regarding plans, expectations, opportunities and growth.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Mandiant’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause Mandiant’s results to differ materially from those expressed or implied by such forward-looking statements include retention of existing executive leadership team members; difficulties in improving go forward execution and development of offerings during transitions; the ability of Mandiant to successfully execute strategic plans; the ability of Mandiant to maintain customer and partner relationships; the ability of Mandiant to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Mandiant’s sales pipeline and business strategy; the timing and market acceptance of new offerings and upgrades; the successful development of new offerings and the degree to which these offerings gain market acceptance; whether and when Mandiant further executes on its stock repurchase program; customer demand and adoption of Mandiant’s offerings, solutions and services; real or perceived defects, errors or vulnerabilities in Mandiant's offerings, solutions or services; any delay in the release of Mandiant's new offerings, solutions or services; the impact of the COVID-19 pandemic, including but not limited to the federal vaccination mandate and other governmental actions, on Mandiant's business, results of operations, liquidity and capital resources and its ability to retain key employees; Mandiant's ability to react to trends and challenges in its business and the markets in which it operates; Mandiant's ability to anticipate market needs or develop new or enhanced products, solutions and services to meet those needs; Mandiant’s ability to hire and retain key executives and employees, including but not limited to a new CFO to replace Mr. Verdecanna; Mandiant’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of Mandiant’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between Mandiant and its acquired companies; the ability of Mandiant and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of Mandiant and its partners to execute their strategies, plans, objectives and expected investments with respect to Mandiant’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mandiant’s Form 10-Q filed with the Securities and Exchange Commission on November 9, 2021, which should be read in conjunction with these financial results and is available on the Investor Relations section of Mandiant’s website at investors.mandiant.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Mandiant does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. Mandiant reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release Mandiant has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP gross margin. Mandiant defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
Non-GAAP operating income (loss) from continuing operations and non-GAAP operating margin from continuing operations. Mandiant defines non-GAAP operating income (loss) from continuing operations as operating income (loss) from continuing operations excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items. Mandiant defines non-GAAP operating margin as non-GAAP operating income (loss) divided by total revenue.
Non-GAAP operating income (loss) from combined continuing and discontinued operations and non-GAAP operating margin from combined continuing and discontinued operations. Mandiant defines non-GAAP operating income (loss) from combined continuing and discontinued operations as operating income (loss) from continuing operations plus operating income from discontinued operations, excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items. Mandiant defines non-GAAP operating margin from combined continuing and discontinued operations as non-GAAP operating income (loss) from continuing operations plus non-GAAP operating income from discontinued operations, divided by revenue from continuing operations plus revenue from discontinued operations.
Non-GAAP net loss from continuing operations attributable to common stockholders. Mandiant defines non-GAAP net loss from continuing operations attributable to common stockholders as net loss from continuing operations excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items.
Non-GAAP net income (loss) attributable to common stockholders. Mandiant defines non-GAAP net income (loss) attributable to common stockholders as net income (loss) from continuing operations plus net income (loss) from discontinued operations, excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, and other special or non-recurring items.
Non-GAAP net income (loss) per basic share from continuing operations attributable to common stockholders. Mandiant defines non-GAAP net loss per basic share from continuing operations attributable to common stockholders as non-GAAP net loss from continuing operations attributable to common stockholders divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.
Non-GAAP net income (loss) per basic share attributable to common stockholders. Mandiant defines non-GAAP net income per basic share attributable to common stockholders as non-GAAP net loss from continuing operations attributable to common stockholders plus non-GAAP net income from discontinued operations, divided by weighted average basic shares outstanding. Weighted average basic shares used to calculate non-GAAP net income per basic share attributable to common stockholders excludes stock options, restricted stock units, performance stock units, shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per basic share attributable to common stockholders in the fourth quarter and full year of 2021 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and dividends on Series A convertible preferred stock. Weighted average basic shares outstanding used to calculate non-GAAP net income per basic share attributable to common stockholders excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that were anti-dilutive.
Non-GAAP net income attributable to common stockholders and non-GAAP net income per basic share attributable to common stockholders in the fourth quarter and full year of 2020 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, restructuring charges, and non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018. Weighted average basic shares outstanding used to calculate non-GAAP net income per basic share attributable to common stockholders excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that were anti-dilutive.
Mandiant considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, transformation and transition expense, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, dividends on Series A convertible preferred stock, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of Mandiant employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that Mandiant excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, and dividends on Series A convertible preferred stock, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. Mandiant compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About Mandiant, Inc.
Since 2004, Mandiant® has been a trusted partner to security-conscious organizations. Effective security is based on the right combination of expertise, intelligence, and adaptive technology, and the Mandiant Advantage SaaS platform scales decades of frontline experience and industry-leading threat intelligence to deliver a range of dynamic cyber defense solutions. Mandiant’s approach helps organizations develop more effective and efficient cyber security programs and instills confidence in their readiness to defend against and respond to cyber threats.
© 2022 Mandiant, Inc. All rights reserved. Mandiant is a registered trademark of Mandiant, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Contacts:
Media Inquiries:
Media.Relations@mandiant.com
Investor Inquiries:
Investor.Relations@mandiant.com
Source: Mandiant

Mandiant, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,154,458	$673,234
Short-term investments	1,039,339	624,824
Accounts receivable, net	146,460	70,563
Prepaid expenses and other current assets	69,036	39,670
Current assets held for sale	—	153,954
Total current assets	2,409,293	1,562,245
Property and equipment, net	46,329	64,336
Operating lease right-of-use assets, net	25,768	36,728
Goodwill	1,060,023	1,050,962
Intangible assets, net	79,511	120,555
Deposits and other long-term assets	21,798	18,084
Long-term assets held for sale	—	392,974
Total Assets	$3,642,722	$3,245,884

Liabilities, Convertible preferred stock and Stockholders' equity
Current Liabilities:
Accounts payable	$32,585	$4,027
Operating lease liabilities, current	13,306	14,556
Accrued and other current liabilities	94,990	19,730
Accrued compensation	71,660	71,784
Convertible senior notes, current, net	451,030	—
Deferred revenue, current	307,611	226,356
Current liabilities held for sale	—	417,291
Total current liabilities	971,182	753,744
Convertible senior notes, non-current, net	556,240	960,896
Deferred revenue, non-current	102,717	57,897
Operating lease liabilities, non-current	52,132	41,802
Other long-term liabilities	7,377	12,339
Long-term liabilities held for sale	—	285,251
Total liabilities	1,689,648	2,111,929
Commitments and contingencies:
Series A convertible preferred stock	419,404	401,050
Stockholders' equity:
Common stock	23	24
Additional paid-in capital	3,511,444	3,623,243
Treasury stock	(80,000)	(80,000)
Accumulated other comprehensive income	(2,172)	3,834
Accumulated deficit	(1,895,625)	(2,814,196)
Total stockholders’ equity	1,533,670	732,905
Total Liabilities, Convertible preferred stock and Stockholders' equity	$3,642,722	$3,245,884

Mandiant, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Platform, cloud subscription and managed services	$66,893	$56,729	$235,077	$198,695
Professional services	65,994	53,544	248,378	201,014
Total revenue	132,887	110,273	483,455	399,709
Cost of revenue: (1)(2)(3)
Platform, cloud subscription and managed services	29,433	28,084	113,014	107,872
Professional services	37,244	32,144	141,378	117,645
Total cost of revenue	66,677	60,228	254,392	225,517
Total gross profit	66,210	50,045	229,063	174,192
Operating expenses:
Research and development (1)(2)(3)	39,244	32,986	166,893	122,045
Sales and marketing (1)(2)	70,083	57,312	260,213	224,357
General and administrative (1)	34,003	27,005	121,134	106,347
Restructuring charges (5)	32,649	1,487	34,576	21,084
Total operating expenses	175,979	118,790	582,816	473,833
Operating loss	(109,769)	(68,745)	(353,753)	(299,641)
Other expense, net (6)	(12,118)	(12,181)	(52,536)	(49,237)
Loss before income taxes from continuing operations before income taxes	(121,887)	(80,926)	(406,289)	(348,878)
Provision for income taxes (7)	940	(1,004)	3,381	460
Loss from continuing operations	(122,827)	(79,922)	(409,670)	(349,338)
Net income from discontinued operations, net of income taxes	1,224,962	41,321	1,328,241	142,037
Net income (loss)	$1,102,135	$(38,601)	$918,571	$(207,301)
Dividend on series A convertible preferred stock (8)	(4,666)	(1,050)	(18,354)	(1,050)
Accretion of series A convertible preferred stock (9)	—	(4,653)	(82)	(4,653)
Net income (loss) attributable to common stockholders	$1,097,469	$(44,304)	$900,135	$(213,004)
Net income (loss) per share attributable to common stockholders, basic and diluted:
Continuing operations	$(0.54)	$(0.37)	$(1.81)	$(1.59)
Discontinued operations	5.19	0.18	5.62	0.64
Net income (loss) per share attributable to common stockholders, basic and diluted	$4.65	$(0.19)	$3.81	$(0.95)
Weighted average shares used in computing net income (loss) per share, basic and diluted	236,255	229,203	236,367	223,308

Mandiant, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(409,670)	$(349,338)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	94,723	78,337
Stock-based compensation	152,225	113,698
Non-cash interest expense related to convertible senior notes	46,374	46,728
Deferred income taxes	795	(754)
Other	20,830	1,303
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(76,139)	2,613
Prepaid expenses and other assets	2,177	(1,589)
Accounts payable	27,877	(10,036)
Accrued liabilities	(23,285)	(3,363)
Accrued compensation	(124)	28,559
Deferred revenue	126,075	8,349
Other long-term liabilities	(9,366)	(14,916)
Net cash provided by (used by) used in operating activities - continuing operations	(47,508)	(100,409)
Net cash provided by operating activities - discontinued operations	111,772	195,304
Net cash provided by operating activities	64,264	94,895
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(25,537)	(17,928)
Purchases of short-term investments	(938,938)	(393,442)
Proceeds from maturities of short-term investments	506,861	443,396
Proceeds from sales of short-term investments	2,008	29,161
Business acquisitions, net of cash acquired	(11,678)	(82,247)
Proceeds from sale of FireEye Products division	1,180,839	—
Purchase of investment in privately held company	—	(1,000)
Lease deposits	1,371	(231)
Net cash provided by (used in) investing activities - continuing operations	714,926	(22,291)
Net cash used in investing activities - discontinued operations	(16,311)	(49,867)
Net cash used in investing activities	698,615	(72,158)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	—	(96,392)
Share repurchases	(300,001)	—
Series A convertible preferred stock issuance costs	(82)	(4,653)
Series A convertible preferred stock	—	400,000
Payment related to shares withheld for taxes	(11,232)	(9,363)
Proceeds from employee stock purchase plan	19,835	22,188
Proceeds from exercise of equity awards	6,605	7,334
Net cash used in financing activities	(284,875)	319,114
Net change in cash and cash equivalents	478,004	341,851
Cash and cash equivalents, beginning of period	673,234	331,383
Cash and cash equivalents held for sale, beginning of period	3,220	3,220
Cash and cash equivalents held for sale, end of period	—	(3,220)
Cash and cash equivalents, end of period	$1,154,458	$673,234

Mandiant, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP operating loss	$(109,769)	$(68,745)	$(353,753)	$(299,641)
Stock-based compensation expense (1)	40,099	31,596	151,365	113,384
Amortization of stock-based compensation capitalized in software development costs (3)	616	542	2,156	1,828
Amortization of intangible assets (2)	11,203	10,860	44,444	41,280
Transformation and transition expense (10)	2,636	—	9,005	—
Acquisition related expenses (4)	500	425	724	425
Restructuring charges (5)	32,649	1,487	34,576	21,084
Non-GAAP operating income (loss)	$(22,066)	$(23,835)	$(111,483)	$(121,640)
GAAP gross margin	50%	45%	47%	44%
Stock-based compensation expense (1)	8%	8%	8%	6%
Amortization of intangible assets (2)	5%	6%	6%	7%
Non-GAAP gross margin	63%	59%	61%	57%
GAAP operating margin	(83)%	(62)%	(73)%	(75)%
Stock-based compensation expense (1)	30%	29%	31%	29%
Amortization of stock-based compensation capitalized in software development costs (3)	1%	—%	1%	1%
Amortization of intangible assets (2)	8%	10%	9%	10%
Transformation and transition expense (10)	2%	—%	2%	—%
Restructuring charges (5)	25%	1%	7%	5%
Non-GAAP operating margin	(17)%	(22)%	(23)%	(30)%
GAAP net loss attributable to common stockholders	$1,097,469	$(44,304)	$900,135	$(213,004)
Continuing operations:
Stock-based compensation expense (1)	40,099	31,596	151,365	113,384
Amortization of stock-based compensation capitalized in software development costs (3)	616	542	2,156	1,828
Amortization of intangible assets (2)	11,203	10,860	44,444	41,280
Acquisition related expenses (4)	500	425	724	425
Restructuring charges (5)	32,649	1,487	34,576	21,084
Non-cash interest expense related to convertible senior notes (6)	11,804	11,248	46,374	46,728
Adjustment to provision (benefit) from income taxes (7)	(10)	(1,546)	(152)	(1,861)
Dividend on series A convertible preferred stock (8)	4,666	1,050	18,354	1,050
Accretion of series A convertible preferred stock (9)	—	4,653	82	4,653
Transformation and transition expense (10)	2,636	—	9,005	—
Discontinued operations:
Non-GAAP adjustments for discontinued operations (11)	(1,222,351)	12,249	(1,167,555)	54,734
Non-GAAP net income (loss) attributable to common stockholders	$(20,719)	$28,260	$39,508	$70,301
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$4.65	$(0.19)	$3.81	$(0.95)
Continuing operations:
Stock-based compensation expense (1)	0.17	0.14	0.64	0.51
Amortization of stock-based compensation capitalized in software development costs (3)	—	—	0.01	0.01

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Amortization of intangible assets (2)	0.04	0.05	0.19	0.18
Restructuring charges (5)	0.14	0.01	0.15	0.09
Non-cash interest expense related to convertible senior notes (6)	0.05	0.05	0.19	0.21
Adjustment to provision (benefit) from income taxes (7)	—	(0.01)	—	(0.01)
Dividend on series A convertible preferred stock (8)	0.02	—	0.08	—
Accretion of series A convertible preferred stock (9)	—	0.02	—	0.02
Transformation and transition expense (10)	0.01	—	0.04	—
Discontinued operations:
Non-GAAP adjustments for discontinued operations (11)	(5.17)	0.05	(4.94)	0.25
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.09)	$0.12	$0.17	$0.31
Weighted average shares used in per share calculation for GAAP, basic and diluted	236,255	229,203	236,367	223,308

(1) Includes stock-based compensation expense as follows:
Cost of platform, cloud subscription and managed services revenue	$3,578	$2,805	$13,330	$10,337
Cost of professional services revenue	7,089	5,029	24,663	17,499
Research and development expense	9,148	7,345	36,535	23,943
Sales and marketing expense	10,556	9,679	42,161	36,428
General and administrative expense	9,728	6,738	34,676	25,177
Total stock-based compensation expense	$40,099	$31,596	$151,365	$113,384

(2) Includes amortization of intangible assets as follows:
Cost of platform, cloud subscription and managed services revenue	$7,253	$6,770	$28,549	$26,055
Sales and marketing expense	3,950	4,090	15,895	15,225
Total amortization of intangible assets	$11,203	$10,860	$44,444	$41,280

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Research and development expense	616	542	2,156	1,828
Total amortization of stock-based compensation capitalized in software development costs	$616	$542	$2,156	$1,828

(4) Includes acquisition related expenses as follows:
General and administrative expense	$500	$425	$724	$425

(5) Includes restructuring charges as follows:
Restructuring charges	$32,649	$1,487	$34,576	$21,084

(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other income, net	$11,804	$11,248	$46,374	$46,728

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(7) Includes income tax effect of non-GAAP adjustments as follows:
Adjustment to provision (benefit) from income taxes	$(10)	$(1,546)	$(152)	$(1,861)

(8) Dividend on series A convertible preferred stock	$4,666	$1,050	$18,354	$1,050

(9) Accretion of series A convertible preferred stock	$—	$4,653	$82	$4,653

(10) Transformation and transition expense	$2,636	$—	$9,005	$—

(11) Includes non-GAAP adjustments for discontinued operations as follows:
Stock-based compensation expense	$(6,420)	$10,917	$31,910	$42,408
Amortization of intangibles	—	809	1,221	4,601
Amortization of stock-based compensation capitalized in software development costs	—	523	1,618	2,302
Restructuring charges	—	—	—	5,423
Gain on sale of discontinued operations	(1,232,940)	—	(1,232,940)	—
Divestiture related costs	17,009	—	30,636	—
	$(1,222,351)	$12,249	$(1,167,555)	$54,734

Mandiant, Inc.
SUMMARY OF CONTINUING OPERATIONS, DISCONTINUED OPERATIONS, AND COMBINED OPERATIONS
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31, 2021
	Continuing	Discontinued	Combined

Revenue	$132,887	$11,112	$143,999
Cost of revenue	66,677	587	67,264
Total gross profit	66,210	10,525	76,735

Research and development	39,244	714	39,958
Sales and marketing	70,083	779	70,862
General and administrative	34,003	17,009	51,012
Restructuring charges	32,649	—	32,649
GAAP operating income (loss)	(109,769)	(7,977)	(117,746)
Non-GAAP adjustments	87,703	10,588	98,291
Non-GAAP operating income (loss)	$(22,066)	$2,611	$(19,455)

Other income and expense, provision for income tax & dividends on series A convertible preferred stock	$(17,724)	$1,232,941	$1,215,217
Net loss attributable to common stockholders	$(127,493)	$1,224,962	$1,097,469

GAAP operating margin	(83)%	(72)%	(82)%
Non-GAAP adjustments related to operating income (loss)	66%	95%	68%
Non-GAAP operating margin	(17)%	23%	(14)%

Non-GAAP Adjustments:
Stock-based compensation expense	$40,099	$(6,420)	$33,679
Amortization of intangible assets	11,203	—	11,203
Amortization of stock-based compensation capitalized in software development costs	616	—	616
Restructuring charges	32,649	—	32,649
Acquisition related cost	500	—	500
Divestiture related costs	—	17,010	17,010
Transformation and transition expense	2,636	—	2,636
Non-GAAP adjustments related to operating income (loss)	$87,703	$10,590	$98,293

Non-cash interest expense related to convertible senior notes	$11,804	$—	$11,804
Dividend on series A convertible preferred stock	4,666	—	4,666
Accretion of series A convertible preferred stock	—	—	—
Adjustment to provision (benefit) from income taxes	$(10)	—	$(10)
Gain from sale of FireEye Products	$—	$(1,232,940)	$(1,232,940)
Non-GAAP adjustments below operating income (loss)	$16,460	$(1,232,940)	$(1,216,480)
Total non-GAAP adjustments	$104,163	$(1,222,350)	$(1,118,187)

GAAP net income (loss) per share attributable to common stockholders, basic	$(0.54)	$5.19	$4.65
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$(0.10)	$0.01	$(0.09)
Weighted average shares used in per share calculation for non-GAAP, basic	236,255	236,255	236,255

	Three Months Ended December 31, 2020
	Continuing	Discontinued	Combined

Revenue	$110,273	$137,230	$247,503
Cost of revenue	60,228	29,224	89,452
Total gross profit	50,045	108,006	158,051

Research and development	32,986	27,017	60,003
Sales and marketing	57,312	38,723	96,035
General and administrative	27,005	—	27,005
Restructuring charges	1,487	—	1,487
GAAP operating income (loss)	(68,745)	42,266	(26,479)
Non-GAAP adjustments	44,910	12,249	57,159
Non-GAAP operating income (loss)	$(23,835)	$54,515	$30,680

Other income and expense, provision for income tax & dividends on series A convertible preferred stock	$(16,880)	$(946)	$(17,826)
Net loss attributable to common stockholders	$(85,625)	$41,321	$(44,304)

GAAP operating margin	(62)%	31%	(11)%
Non-GAAP adjustments related to operating income (loss)	40%	9%	23%
Non-GAAP operating margin	(22)%	40%	12%

Non-GAAP Adjustments:
Stock-based compensation expense	$31,596	$10,917	$42,513
Amortization of intangible assets	10,860	809	11,669
Amortization of stock-based compensation capitalized in software development costs	542	523	1,065
Restructuring charges	1,487	—	1,487
Acquisition related costs	425	—	425
Non-GAAP adjustments related to operating income (loss)	$44,910	$12,249	$57,159

Non-cash interest expense related to convertible senior notes	$11,248	$—	$11,248
Dividend on series A convertible preferred stock	1,050	—	1,050
Accretion of series A convertible preferred stock	4,653	—	4,653
Adjustment to provision (benefit) from income taxes	(1,546)	—	(1,546)
Non-GAAP adjustments below operating income (loss)	$15,405	$—	$15,405
Total non-GAAP adjustments	$60,315	$12,249	$72,564

GAAP net income (loss) per share attributable to common stockholders, basic	$(0.37)	$0.18	$(0.19)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$(0.11)	$0.23	$0.12
Weighted average shares used in per share calculation for non-GAAP, basic	229,203	229,203	229,203

	Year Ended December 31,
	2021	2020

Loss from continuing operations	$(409,670)	$(349,338)
Dividend on series A convertible preferred stock	(18,354)	(1,050)
Accretion of series A convertible preferred stock	(82)	(4,653)
Net loss attributable to common stockholders	(428,106)	(355,041)
Total Non-GAAP Adjustments	306,925	228,571
Non-GAAP net loss attributable to common stockholders,	(121,181)	(126,470)
Net loss per share attributable to common stockholders, basic and diluted	$(1.81)	$(1.59)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(0.57)
Weighted average shares used in per share calculation for GAAP, basic and diluted	236,367	223,308
Weighted average shares used in per share calculation for Non-GAAP, basic and diluted	236,367	223,308

Mandiant, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$132,887	$110,273	$483,455	$399,709
Add: deferred revenue, end of period	410,329	284,253	410,329	284,253
Less: deferred revenue, beginning of period	(314,676)	(243,623)	(284,253)	(273,241)
Less Deferred revenue assumed from acquisitions	—	(2,664)	—	(2,664)
Billings (non-GAAP)	$228,540	$148,239	$609,531	$408,057

Mandiant, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Platform, cloud subscription and managed services billings	$136,363	$74,313	$323,319	$195,357
Professional services billings	92,177	73,926	286,212	212,700
Billings (non-GAAP)	$228,540	$148,239	$609,531	$408,057